Exhibit 99.1

Finjan Awarded 28th U.S. Patent No. 9,444,844 for Malicious Mobile Code Runtime Monitoring System and Methods
EAST PALO ALTO, CA – 09/15/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. ("Finjan"), announced that on September 13, 2016, the United States Patent & Trademark Office issued U.S. Patent No. 9,444,844 to Finjan, entitled "Malicious Mobile Code Runtime Monitoring System and Methods.”
"Like our core patented technologies that provide multiple layers of cyber protection, the grant of our 28th U.S. patent adds another layer of protection to our on-going innovations. Moreover, it demonstrates that Finjan’s technology remains relevant, sustainable, worthy of protection, and valuable," commented Julie Mar-Spinola, Finjan Holding's Chief IP Officer.
ABOUT FINJAN HOLDINGS
Established nearly 20 years ago, Finjan Holdings is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan

Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Capital Markets Group LLC
(650) 282-3245
investors@finjan.com